UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2006

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15997	95-4783236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 Olympic Boulevard, Suite 6000 West, Santa Monica, California 90404

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 447-3870

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Non-Employee Director Compensation Arrangements

On July 13, 2006, the Board of Directors (the “Board”) of Entravision Communications Corporation (the “Company”), upon the recommendation of the Compensation Committee of the Board, approved and authorized a revision to the Company’s non-employee director compensation policy to provide that, effective July 13, 2006, equity compensation may be granted to non-employee directors pursuant to the Company’s then-current equity incentive plan, or as may otherwise be determined by the Board. See Exhibit 10.1 for the terms of the Company’s current non-employee director compensation policy.

On July 13, 2006, the Board approved and authorized a grant to each non-employee director of 10,000 restricted stock units to vest on May 1, 2007, and with the underlying shares relating to such stock units to be distributed to each such director at the time such director leaves the Board.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

10.1	Summary of Non-Employee Director Compensation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRAVISION COMMUNICATIONS CORPORATION

Date: July 17, 2006	By:	/s/ WALTER F. ULLOA
Walter F. Ulloa
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Summary of Non-Employee Director Compensation